As filed with the Securities and Exchange Commission on May 26, 2010
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLDGATE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2866697
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(215) 354-5100
(Address and Zip Code of Principal Executive Offices)

WORLDGATE COMMUNICATIONS, INC.
2010 STOCK INCENTIVE PLAN
(Full title of the plan)

Christopher V. Vitale
Senior Vice President, General Counsel and Secretary
WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, Pennsylvania 19053
 (Name and address of agent for service)

(215) 354-5100
(Telephone number, including area code, of agent for service)

Copy of all Communications to:

Nancy D. Weisberg, Esquire
McCausland Keen & Buckman
259 N. Radnor-Chester Road, Suite 100
Radnor, PA  19087
(610) 341-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1) (2)(3)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, par value $0.01 per share	11,682,500	(1)(2)	$0.50	(4)	$5,841,250	(4)	$416.48

Common Stock, par value $0.01 per share	317,500	(1)(3)	$0.49	(5)	$155,575	(5)	$11.09

Total	12,000,000				$5,996,825		$427.57

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)	Represents the amount of shares authorized and reserved for issuance under the 2010 Sock Incentive Plan (the “Plan”).

(3)	Represents the amount of shares issuable upon exercise of stock options granted under the Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price per share of WorldGate Communications, Inc. on the Over the Counter Bulletin Board on May 21, 2010.

(5)	Based upon the price at which the options may be exercised in accordance with Rule 457(h).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants in the WorldGate Communications, Inc. 2010 Stock Incentive Plan, or the Plan, covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Registrant, filed with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 31, 2010;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 12, 2010;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 15, 2010, February 5, 2010, February 19, 2010, March 9, 2010, March 23, 2010, March 25, 2010, March 31, 2010, April 20, 2010, May 5, 2010 and May 26, 2010; and

(d)
The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 12, 1999 (File No. 000-25755) to register such securities under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law, as amended, or the DGCL, sets forth the conditions and limitations governing the personal liability and indemnification of officers, directors and other persons by Delaware corporations.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate of Incorporation, or the Certificate of Incorporation, provides that a director of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.  This provision, however, does not eliminate a director’s liability:

                       •      for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

                       •      for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

                       •      under Section 174 of the DGCL; or

                       •      for a transaction from which the director derived an improper personal benefit.

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No amendment to the Certificate of Incorporation may repeal or limit the liability of a director for any act or omission occurring prior to the date which such provisions became effective.

Section 145 of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 145 of the DGCL also provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the DGCL. The Registrant currently has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud.

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The Registrant’s bylaws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or office of the Registrant at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by the DGCL.  Any person claiming indemnification as provided in the bylaws shall be entitled to advances from the Registrant for payment of the expenses of defending actions against such person in the manner and to the fullest extent authorized by the DGCL, provided that if the DGCL requires, an advancement of expenses incurred by an officer or director (in his or her capacity as such) shall be made only upon delivery to the Registrant of an undertaking to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses.  The indemnification and advancement of expenses provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The bylaws provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at its request as a director, officer, employee, agent or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under Delaware law or the Registrant’s Certificate of Incorporation or bylaws.  As between the Registrant and its affiliates (other than its direct and indirect subsidiaries) who provide indemnification to any person for his or her service to the Registrant, the Registrant shall be the indemnitor of first resort with respect to all claims indemnified under the Registrant’s bylaws and shall be required to advance to any such person expenses that may be advanced pursuant to the bylaws, without regard to any rights to indemnification the person may have against any such affiliate.  The Registrant irrevocably relinquishes any rights it may have against such affiliates for contribution, subrogation or any other recovery with respect to indemnification claims and shall indemnify any such affiliate for any amounts it pays for indemnification or advancement of expenses if the indemnified person is entitled to indemnification from the Registrant under the bylaws.  The duties of the Registrant to indemnify and to advance expenses to a director or officer provided in the bylaws shall be in the nature of a contract between the Registrant and each such director or officer, and no amendment or repeal of any such provision of the bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act, which took place prior to such amendment, repeal or termination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

Not applicable.

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Item 8.   Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit No.	Description
4.1	WorldGate Communications, Inc. 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 26, 2010)†
5.1	Opinion of McCausland Keen & Buckman*
23.1	Consent of McCausland Keen & Buckman (included in Exhibit 5.1)*
23.2	Consent of Marcum LLP, independent registered public accounting firm*

*   Filed herewith
†   Management contract or arrangement

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trevose, Commonwealth of Pennsylvania, on May 26, 2010.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ George E. Daddis Jr.
George E. Daddis Jr.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George E. Daddis Jr.	Chief Executive Officer and President (principal executive officer)	May 26, 2010
George E. Daddis Jr.
/s/ Joel Boyarski	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	May 26, 2010
Joel Boyarski

/s/ Geoffrey Boyd	Director	May 26, 2010
Geoffrey Boyd

/s/ Anthony Cassara	Director	May 26, 2010
Anthony Cassara

/s/ Brian Fink	Director	May 26, 2010
Brian Fink

/s/ Richard Nespola	Director	May 26, 2010
Richard Nespola

/s/ Gregory Provenzano	Director	May 26, 2010
Gregory Provenzano

/s/ David Stevanovski	Director	May 26, 2010
David Stevanovski

/s/ Robert Stevanovski	Director and Chairman of the Board	May 26, 2010
Robert Stevanovski

EXHIBIT INDEX

Exhibit No.	Description

4.1	WorldGate Communications, Inc. 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 26, 2010)
5.1	Opinion of McCausland Keen & Buckman
23.1	Consent of McCausland Keen & Buckman (included in Exhibit 5.1)
23.2	Consent of Marcum LLP, independent registered public accounting firm